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                                                                    EXHIBIT 10.2



                              ACQUISITION AGREEMENT

                                     BETWEEN

               THE FEDERAL SAVINGS AND LOAN INSURANCE CORPORATION

                                 AS RECEIVER FOR

                      UNITED SAVINGS ASSOCIATION OF TEXAS,

                                 HOUSTON, TEXAS

                                       AND

                    UNITED SAVINGS ASSOCIATION OF TEXAS FSB,

                                 HOUSTON, TEXAS
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                                TABLE OF CONTENTS

                          ACQUISITION AGREEMENT BETWEEN
               THE FEDERAL SAVINGS AND LOAN INSURANCE CORPORATION
                                 AS RECEIVER FOR
                      UNITED SAVINGS ASSOCIATION OF TEXAS,
                                 HOUSTON, TEXAS
                                       AND
                    UNITED SAVINGS ASSOCIATION OF TEXAS FSB,
                                 HOUSTON, TEXAS


                                                                      Page
                                                                      ----

                    Recitals ....................................       1
Section    1        Definitions .................................       3
Section    2        Purchase of Assets and Transfer of Property
                    Held in Trust ...............................       7
Section    3        Assumption of Secured and Deposit
                    Liabilities .................................       9
Section    4        Records .....................................      10
Section    5        Inventory ...................................      11
Section    6        Purchase Price ..............................      11
Section    7        Duties with Respect to Depositors ...........      12
Section    8        Leased Offices, Leasehold Improvements,
                    Equipment and Furniture and Fixtures.........      13
Section    9        Office Space for the RECEIVER ...............      18
Section    10       Litigation; Power of Attorney ...............      18
Section    11       Rights and Forbearance ......................      19
Section    12       Sole Benefit ................................      19
Section    13       Successors and Assigns ......................      19
Section    14       Notices .....................................      20
Section    15       Accounting Principles .......................      20
Section    16       Governing Law ...............................      21
Section    17       Effective Date ..............................      21
Section    18       Entire Agreement; Severability ..............      22
Section    19       Counterparts; Modification; Headings ........      22
Section    20       Warranties ..................................      23
Section    21       Continuing Cooperation ......................      24
                    Signature Page ..............................      25

                                       -i-
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                              ACQUISITION AGREEMENT


        THIS AGREEMENT is made and entered into this 30th day of December, 1988, by and between the FEDERAL SAVINGS AND LOAN INSURANCE CORPORATION, in its capacity as RECEIVER for UNITED SAVINGS ASSOCIATION OF TEXAS, Houston, Texas, (respectively, "RECEIVER" and "CLOSED ASSOCIATION"), and UNITED SAVINGS ASSOCIATION OF TEXAS FSB, Houston, Texas ("ACQUIRING ASSOCIATION").

                                    RECITALS

        A. The CLOSED ASSOCIATION is a stock savings association organized under the laws of the State of Texas, the accounts of which are insured by the FEDERAL SAVINGS AND LOAN INSURANCE CORPORATION in its capacity as a corporate instrumentality of th United States ("CORPORATION").

        B. The FEDERAL HOME LOAN BANK BOARD ("BANK BOARD") has duly appointed the CORPORATION as RECEIVER for the CLOSED ASSOCIATION, and the RECEIVER'S appointment has become effective.
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                                        2

        C. The RECEIVER has taken possession of the CLOSED ASSOCIATION and by operation of law has succeeded to all the rights, titles, powers, and privileges of the CLOSED ASSOCIATION.

        D. The ACQUIRING ASSOCIATION is a Federal stock savings bank, the accounts of which are insured by the CORPORATION.

        E. It has been mutually agreed between the ACQUIRING ASSOCIATION and the RECEIVER, and the BANK BOARD has determined that it is in the best interests of the CLOSED ASSOCIATION, its savers, and the CORPORATION, that substantially all of the CLOSED ASSOCIATION'S assets and secured, deposit, and certain tax liabilities be immediately transferred to and assumed by the ACQUIRING ASSOCIATION, as provided in this Agreement.

        F. The ACQUIRING ASSOCIATION is unwilling to assume the CLOSED ASSOCIATION'S secured, deposit, and certain tax liabilities in consideration for the acquisition by it of the CLOSED ASSOCIATION'S assets, having concluded that the value of such assets is less than the amount of the liabilities to be assumed, and the ACQUIRING ASSOCIATION has therefore required as a condition to entering into this
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                                        3

Agreement that the CORPORATION enter into a separate Assistance Agreement providing financial assistance in addition to such assets adequate to compensate it for the assumption of the CLOSED ASSOCIATION'S secured, deposit and certain tax liabilities.

        G. The ACQUIRING ASSOCIATION is unwilling to acquire and to bear the expense of pursuing claims that the CLOSED ASSOCIATION may have against directors, officers, employees, stockholders and various third parties, and has requested that it not be obligated to assume liabilities under leases of office facilities, some of which may be closed in connection with the implementation of a plan of consolidation.

        In consideration of the foregoing and of the mutual covenants and promises contained herein, the RECEIVER and the ACQUIRING ASSOCIATION enter into the following agreement.

                                    AGREEMENT

        Section 1 Definitions. For the purposes of this Agreement, the following terms have the indicated meanings:
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                                        4

        (a) "Deposit." The term "Deposit" means a withdrawable or repurchasable share, investment certificate or deposit in the CLOSED ASSOCIATION of a type that is (or would be, but for the $100,000 limitation) insurable under Section 405(a) of the National Housing Act, as amended ("NHA"), 12 U.S.C. Section 1728(a) (1982), including, without limitation, all uncollected items included in the depositors' balances and credited on the books of the CLOSED ASSOCIATION, provided, however, that the term "Deposit" shall not include all or any portion of those Deposit balances that may be required, in the RECEIVER'S or CORPORATION'S sole discretion, as appropriate, to satisfy any liquidated or contingent liability of the depositor arising from any known or unknown claim, demand, cause of action or judgment described in Section 2(e), (f) or (g) of this Agreement, whether or not the amount of the liability is, or can be, determined as of the Effective Date of this Agreement.

        (b) "Depositor." The term "Depositor" means the holder of a Deposit in the CLOSED ASSOCIATION.

        (c) "Effective Date." The "Effective Date" is the date on which this Agreement is executed as provided in Section 17 of this Agreement.
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                                        5

        (d) "Equipment." The term "Equipment" means all equipment included in the books and records of the CLOSED ASSOCIATION on the Effective Date that is located in leased offices, including, but not limited to: Automatic Teller Machines, vault doors, drive-through equipment, under-counter steel safes, fireproof cabinets, computer hardware and software, and telephone surveillance and security systems.

        (e) "Excluded Papers." The term "Excluded Papers" shall have the meaning set forth in Section 2 of this Agreement.

        (f) "Fair Market Value." The term "Fair Market Value" means, with respect to the purchase and sale of any property, the price at which a willing buyer and willing seller under no undue pressure to buy or sell would purchase and sell such property on the Effective Date, taking into account any debt secured by such property or any security interest to which it is subject at the time of the transfer of such property to the ACQUIRING ASSOCIATION, and, with respect to the lease of any property, the rent at which a willing lessor and a willing lessee, under no undue pressure to lease, would lease such property on the Effective Date.
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                                        6

        (g) "Fixtures" and "Leasehold Improvements." The terms "Fixtures" and "Leasehold Improvements" mean those improvements, additions, alterations and installations constituting all or a part of the leased offices that were acquired, added, built, installed or purchased at the expense of the CLOSED ASSOCIATION, regardless of who shall hold legal title to such on the Effective Date.

        (h) "Furniture." The term "Furniture" means all furniture included in the books and records of the CLOSED ASSOCIATION on the Effective Date that is located in leased offices, including, without limitation, carpeting, furniture, shelving, office supplies and artwork.

        (i) "Leased Offices." The term "Leased Offices" means the offices, drive-in facilities and teller facilities (staffed or automated), together with appurtenant parking, storage and service facilities, leased by the CLOSED ASSOCIATION on the Effective Date.

        (j) "Tax Claims." The term "Tax Claim" means any claim of a governmental unit for unpaid taxes other than Federal income taxes except to the extent subordinated to depositor claims pursuant to applicable law.
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                                        7

        Section 2 Acquisition of Assets and Transfer of Property Held in Trust. The RECEIVER hereby transfers to the ACQUIRING ASSOCIATION, and the ACQUIRING ASSOCIATION hereby acquires from the RECEIVER, all of the RECEIVER'S right, title, and interest in and to all of the CLOSED ASSOCIATION'S assets that the Receiver owns or holds and any of the CLOSED ASSOCIATION's assets hereafter acquired by the RECEIVER, excluding, however: (a) Leased Offices; (b) Equipment;(c) Fixtures and Leasehold Improvements; (d) Furniture; (e) any known or unknown claim, demand, cause of action, or judgment (or proceeds therefrom)
(i) against the CLOSED ASSOCIATION'S or any of its subsidiaries' present or former employees, agents, or controlling persons, directors, officers, or other persons directly or indirectly exercising a controlling influence over the management or policies of the CLOSED ASSOCIATION or any of its subsidiaries;
(ii) against any stockholder of the CLOSED ASSOCIATION; (iii) against any appraiser, accountant, auditor, attorney, investment banker or broker, loan broker, deposit broker, securities dealer or other professional individual or entity performing services for the CLOSED ASSOCIATION, or employees, agents, or other persons acting for or in concert with such persons, arising out of events which occurred prior to the date and time of the RECEIVER'S taking possession of the CLOSED ASSOCIATION; and (iv) against any administrator, executor, personal
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                                        8

representative, heir, assign, director or officer of any person or entity identified in Section 2(e) (i), (ii), or (iii) above arising out of any act(s) or omission(s) of such person or entity prior to the Effective Date with respect to the CLOSED ASSOCIATION or its property, or any of its subsidiaries or the subsidiaries' property; (f) any known or unknown claim, demand, cause of action or judgment against a surety for any person or entity identified in Section 2(e)
(i), (ii), (iii), or (iv) above, including any insurer who may be liable for indemnification for the loss caused by the action or inaction of any such person or entity; (g) any claim against counsel for the CLOSED ASSOCIATION for recovery of sums paid by the CLOSED ASSOCIATION to challenge the receivership or contemporary or subsequent actions of the BANK BOARD or the CORPORATION; and (h) all items, parts, or portions of the CLOSED ASSOCIATION'S books and records that relate to liabilities that are not assumed by the ACQUIRING ASSOCIATION pursuant to Section 3 of this Agreement and such limited items, parts, or portions of the CLOSED ASSOCIATION'S books and records as are specifically identified by the RECEIVER (the "Excluded Papers"). The RECEIVER also transfers to the ACQUIRING ASSOCIATION all assets or property held by the CLOSED ASSOCIATION in trust or subject to arrangements in the nature of a trust ("Trust") and the
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                                        9

ACQUIRING ASSOCIATION agrees to honor the obligations of the CLOSED ASSOCIATION under such a Trust to the extent of the assets or property so held in Trust.

        Section 3 Assumption of Secured, Deposit and Tax Claim Liabilities. The ACQUIRING ASSOCIATION hereby expressly assumes and agrees to pay, perform, and discharge (a) all of the CLOSED ASSOCIATION's liabilities to Depositors with respect to their Deposits, (b) the CLOSED ASSOCIATION's liabilities that are secured by assets purchased by the ACQUIRING ASSOCIATION pursuant to Section 2 of this Agreement to the extent of the value of the security, and (c) the CLOSED ASSOCIATION's liabilities for Tax Claims. Except as expressly set forth in this
Section 3, the ACQUIRING ASSOCIATION will not assume any of the claims, debts, obligations or liabilities (including, without limitation, known or unknown contingent or unasserted claims, demands, causes of action or judgments; or debts, obligations or liabilities; or commitments to loan or obligations to make future fundings or advances under existing loans or other obligations even if such loans or other obligations are acquired by the ACQUIRING ASSOCIATION) of the CLOSED ASSOCIATION. It is expressly understood and agreed that neither the ACQUIRING ASSOCIATION nor any of its officers, directors, shareholders, or
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                                       10

affiliates assumes any obligation with respect to secured liabilities of the ACQUIRING ASSOCIATION beyond the value of the assets securing those liabilities.

        Section 4 Records.

                  (a) The ACQUIRING ASSOCIATION acknowledges that the RECEIVER is delivering to it, among the assets transferred and acquired under Section 2 of this Agreement, all of the CLOSED ASSOCIATION's books and records, except the Excluded Papers, if any.

                  (b) The ACQUIRING ASSOCIATION agrees to preserve and keep safe for a period of ten years all of the CLOSED ASSOCIATION's books and records that it acquires pursuant to this Agreement, to permit the RECEIVER at any reasonable time to inspect, make extracts from or copies of any of such books and records, and to cooperate fully with the RECEIVER in the preparation of the inventory described below.

                  (c) As a condition of this Agreement, the ACQUIRING ASSOCIATION agrees, at its own expense, either to segregate and keep separate or, in the alternative and at the option of the ACQUIRING ASSOCIATION, to reconstruct as of the
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                                       11

date of this Agreement, the CLOSED ASSOCIATION'S books and records transferred to it until the period in which the CLOSED ASSOCIATION may file an action for removal of the RECEIVER pursuant to law has expired, or, if such action is filed, until the dismissal of such action or the issuance of an order determining an appeal from any order of a court directing the removal of the RECEIVER.

        Section 5 Inventory. To the extent directed by the BANK BOARD and as soon as practicable after the Effective Date of this Agreement, the RECEIVER shall make or cause to be made an inventory of the CLOSED ASSOCIATION's assets and a record of its liabilities. The RECEIVER shall furnish to the ACQUIRING ASSOCIATION upon its completion a copy of the inventory and a record of the CLOSED ASSOCIATION's secured, deposit and Tax Claim liabilities that were assumed pursuant to this Agreement.

        Section 6 Purchase Price. The purchase price of all assets acquired by the ACQUIRING ASSOCIATION pursuant to Section 2 shall be the assumption of liabilities provided for in Section 3.
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                                       12

        Section 7 Duties With Respect to Depositors.

                  (a) The ACQUIRING ASSOCIATION agrees to pay, in accordance with the provisions of applicable law and the individual contracts governing the CLOSED ASSOCIATION's Deposits, all properly drawn and presented withdrawal requests by the CLOSED ASSOCIATION's depositors whose Deposits are assumed by the ACQUIRING ASSOCIATION pursuant to Section 3 of this Agreement, to the extent that such Deposits are sufficient to permit such payments and in compliance with the contractual terms of such Deposits, and in all other respects to discharge, in the usual course of business, the CLOSED ASSOCIATION'S duties and obligations with respect to its Depositors; provided, however, that the ACQUIRING ASSOCIATION does not assume any special or unusual duties of the CLOSED ASSOCIATION to such Depositors unless the terms of such duties are disclosed in the CLOSED ASSOCIATION'S records. Further, in accordance with applicable law and individual contracts governing such Deposits, the ACQUIRING ASSOCIATION agrees to pay interest on all of the CLOSED ASSOCIATION's Deposits that are assumed pursuant to Section 3 of this Agreement.

                  (b) If any such Depositor declines to accept the obligation of the ACQUIRING ASSOCIATION to pay the CLOSED ASSOCIATION's Deposit liabilities assumed pursuant to Section 3 of
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                                       13

this Agreement and asserts a claim against the RECEIVER for any part of such assumed Deposit liability, the ACQUIRING ASSOCIATION shall provide the RECEIVER, upon demand, with an amount of money sufficient to enable it to pay the claim of such Depositor, less any applicable early withdrawal penalties, not exceeding the amount credited to such person on the ACQUIRING ASSOCIATION's records at the time such demand is made, and, upon paying the RECEIVER as so demanded, the ACQUIRING ASSOCIATION shall be discharged from any further liability for such claim under this Agreement.

                  (c) The ACQUIRING ASSOCIATION shall give written notice, in a form approved by the RECEIVER or its counsel, to the CLOSED ASSOCIATION's Depositors whose Deposits are assumed by the ACQUIRING ASSOCIATION pursuant to
Section 3 of this Agreement of its assumption of liability for such Deposits.

        Section 8 Leased offices, Leasehold Improvements, Equipment and Furniture and Fixtures.

                  (a) The ACQUIRING ASSOCIATION shall continue to provide full thrift services in the trade area of the CLOSED ASSOCIATION commencing on the first regular business day after the Effective Date, however nothing herein shall
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                                       14

prevent the ACQUIRING ASSOCIATION from closing branches or other offices pursuant to the ACQUIRING ASSOCIATION's plan of consolidation in accordance with
Exhibit 1 to the Assistance Agreement of even date herewith. At the option of the ACQUIRING ASSOCIATION, such services may be provided at any or all of the Leased Offices, or at other premises within the trade area. For any period during which the ACQUIRING ASSOCIATION occupies one or more of the Leased Offices, the ACQUIRING ASSOCIATION agrees to pay the RECEIVER a Fair Market Value rent (as hereinafter set forth) for the use of each Leased Office occupied and of all Furniture, Fixtures, Equipment and Leasehold Improvements located therein or thereon. Rent for Furniture, Fixtures, Equipment and Leasehold Improvements owned by the CLOSED ASSOCIATION shall be determined within sixty
(60) days after the Effective Date by mutual agreement of the RECEIVER and the ACQUIRING ASSOCIATION, or, if they cannot agree, by an appraiser mutually acceptable to the RECEIVER and the ACQUIRING ASSOCIATION. The cost of such appraisal shall be shared equally by the RECEIVER and the ACQUIRING ASSOCIATION. Rent for property not owned by the CLOSED ASSOCIATION shall be an amount equal to any and all rents and other amounts which the RECEIVER incurs or accrues as an obligation or is obligated to pay (for the period of the ACQUIRING ASSOCIATION'S occupancy) pursuant to all leases and contracts regarding the respective property.
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                                       15

        (b) The RECEIVER hereby grants to the ACQUIRING ASSOCIATION a ninety
(90) day option, commencing at the Effective Date, to take an assignment, or sublease for the entire remaining term of any or all of the Leased Offices, to the extent that the respective lease(s) can be assigned or premises sublet; provided that the exercise of the option with respect to any lease must be as to all premises subject to such lease. The ACQUIRING ASSOCIATION may extend this option for an additional thirty (30) days upon notice to the RECEIVER provided within seventy-five (75) days after Effective Date. If the ACQUIRING ASSOCIATION
(i) exercises its option with respect to a Leased Office, (ii) elects to extend the ninety (90) day option for an additional thirty (30) days (regardless of whether the ACQUIRING ASSOCIATION ultimately exercises the option as so extended), or (iii) or does not exercise its option with respect to a Leased Office but subsequently obtains the right to occupy such Leased Office whether by assignment, lease, sublease, purchase or otherwise), the ACQUIRING ASSOCIATION shall purchase all Furniture, Fixtures, Equipment and Leasehold Improvements of the RECEIVER located therein or thereon. If the ACQUIRING ASSOCIATION exercises its option with respect to a Leased Office not occupied by the ACQUIRING ASSOCIATION continuously since the Effective Date, the
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                                       16

ACQUIRING ASSOCIATION shall pay to the RECEIVER rent as determined pursuant to
Section 8 (a) for the period from the Effective Date to the date of exercise of the option.

                  (c) If the ACQUIRING ASSOCIATION exercises its option with respect to any Leased Office, the RECEIVER shall use its best efforts to assist the ACQUIRING ASSOCIATION in obtaining an assignment or sublease, provided, however, the RECEIVER shall not pay, nor shall it become obligated to pay any monies to the ACQUIRING ASSOCIATION, the lessor, or any third party as a part of its effort to assist in effectuating such assignment or sublease.

                  (d) The ACQUIRING ASSOCIATION shall vacate any Leased Office as to which it does not exercise the 90-day option provided in Section 8(b) within ninety (90) days after the Effective Date, or if the ACQUIRING ASSOCIATION has extended such option for an additional thirty (30) days as provided in Section 8(b), within one hundred and twenty (120) days after the Effective Date, unless the ACQUIRING ASSOCIATION negotiates an agreement with the owner or lessor of the Leased Office satisfactory to the RECEIVER, providing for occupation of the Leased Office for a longer period of time, which agreement shall provide for a release of any further obligations of the RECEIVER under the CLOSED
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                                       17

ASSOCIATION'S lease. If the ACQUIRING ASSOCIATION vacates a Leased Office, it will arrange for the discontinuance or transfer to another location of any safe deposit business conducted at the Leased Office. If the ACQUIRING ASSOCIATION elects to occupy any Leased Office for more than fifteen (15) days, it shall provide the RECEIVER with fifteen (15) days written notice of its intention to vacate prior to vacating such premises.

                  (e) If the ACQUIRING ASSOCIATION purchases any Leasehold Improvements, the purchase price shall be the Fair Market Value of such Leasehold Improvements.

                  (f) If the ACQUIRING ASSOCIATION purchases any item of Furniture, Fixtures or Equipment, the purchase price shall be the item's Fair Market Value. The RECEIVER shall have the option to retain, without cost to the ACQUIRING ASSOCIATION, such items of Furniture and Equipment as the RECEIVER, in its sole discretion, shall determine.

                  (g) Conveyance of real and personal property interests shall be made, as appropriate, by RECEIVER'S Deed or Bill of Sale "as is," "where is," and without warranty of title, and shall be subject to any liens, encumbrances and other charges upon such property. The ACQUIRING ASSOCIATION
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                                       18

shall pay all closing costs and expenses with respect to closing, except for attorneys' fees of the RECEIVER.

        Section 9 Office Space for the RECEIVER. The ACQUIRING ASSOCIATION agrees to provide the RECEIVER, without charge and, if its duties so require, for such period as the Receiver may request from the date of this Agreement, adequate space, including vault space and furnishings, for the RECEIVER'S use in connection with the transfers and transactions required by this Agreement and with the exercise and discharge of its powers and duties as receiver of the CLOSED ASSOCIATION.

        Section 10 Litigation; Power of Attorney. In the event that any action at law or in equity in which the RECEIVER has an interest is instituted by any person against the CLOSED ASSOCIATION, the ACQUIRING ASSOCIATION, or both of them, or against the RECEIVER and either or both of the foregoing as co-defendants, or in which action the RECEIVER joins or is joined as co-defendant, the ACQUIRING ASSOCIATION agrees to file, or to join with the RECEIVER in filing, a petition to remove the action to an appropriate court, and hereby authorizes and appoints as its attorney for the purpose of effecting such removal any attorney designated or approved by the RECEIVER to act in that capacity.
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                                       19

        Section 11 Rights and Forbearance. The rights, powers, and remedies given to the parties by this Agreement shall be in addition to all rights, powers, and remedies given by any applicable statute or rule of law. Any forbearance, failure, or delay by either party in exercising or partially exercising any right, power, or remedy shall not preclude the further exercise of such right, power, or remedy.

        Section 12 Sole Benefit. It is the intention of the parties that this Agreement, the assumption of obligations and statements of responsibilities under it, and all conditions and provision of it, are for the sole benefit of the RECEIVER and the ACQUIRING ASSOCIATION and for the benefit of no other person. Nothing expressed or referred to in this Agreement is intended to or shall be construed to give any person other than the RECEIVER or the ACQUIRING ASSOCIATION any legal or equitable right, remedy, or claim under or with respect to this Agreement or any of its provisions.

        Section 13 Successors and Assigns. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties, their respective transferees, successors, assigns, but this Agreement may not be assigned nor may any rights under it be transferred to or
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                                       20

vested in any other party through merger, consolidation, or otherwise, without the prior written consent of the CORPORATION.

        Section 14 Notices. Any notice, request, demand, or other communication to either of the parties shall be deemed given when received and shall be given in writing and delivered in person or sent by first class mail in a prepaid envelope to such party at its address set forth below or at such other address as such party shall hereafter furnish in writing:

                   UNITED SAVINGS ASSOCIATION
                   OF TEXAS FSB,
                   Phoenix Tower
                   3200 S.W. Freeway
                   Suite 2000
                   Houston, Texas 77027
                   Attn: President

                   FEDERAL SAVINGS AND LOAN
                   INSURANCE CORPORATION
                   As Receiver for United Savings
                   Association of Texas
                   801 17th Street, N.W.
                   Washington, D.C.  20552
                   Attn: Special Representative

        Section 15 Accounting Principles. Except as otherwise provided in this Agreement, any computations made for the purposes of this Agreement shall be governed by generally accepted accounting principles as applied in the savings and loan industry, except that where such principles conflict
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                                       21

with the terms of this Agreement, any assistance agreement or agreements to which the ACQUIRING ASSOCIATION and the CORPORATION are parties, applicable regulations of the BANK BOARD or the CORPORATION, or any resolution or action of the BANK BOARD or the CORPORATION approving, or adopted concurrently with, this Agreement, then this Agreement, the Assistance Agreement, such regulations, and such resolutions or actions shall govern. In the case of any ambiguity in the interpretation or construction of any provision of this Agreement, such ambiguity shall be resolved in a manner consistent with the Assistance Agreement, such regulations, and the BANK BOARD's or the CORPORATION's resolutions or actions. If there is a conflict between this Agreement and the Assistance Agreement or such regulations or resolutions or actions, then the Assistance Agreement or such regulations or resolutions or actions shall govern.

        Section 16 Governing Law. To the extent that Federal law does not control, this Agreement and the rights and obligations under it shall be governed by the law of the State of Texas. Nothing in this Agreement shall require any unlawful action or inaction by either party.

        Section 17 Effective Date. This Agreement, and the transfer of the CLOSED ASSOCIATION's assets and secured,
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                                       22

deposit, and Tax Claim liabilities provided for by this Agreement, shall become effective upon its execution by the parties.

        Section 18 Entire Agreement; Severability.

                   (a) This Agreement, together with any interpretation of it or any understanding agreed to in writing by the parties, constitutes the entire agreement between the ACQUIRING ASSOCIATION and the CORPORATION as RECEIVER, but not in its corporate capacity, in connection with the transactions contemplated by this Agreement, and supersedes all prior agreements and understandings of the parties, excepting only any resolutions or letters approved or adopted contemporaneously with this Agreement by the BANK BOARD or the CORPORATION.

                   (b) If any provision of this Agreement is invalid or unenforceable, then, to the extent possible, all of the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the parties.

        Section 19 Counterparts; Modification; Headings.

                   (a) This Agreement may be executed in any number of counterparts, each of which shall be an original,
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                                       23

but all of which shall together constitute one and the same instrument, and either party may execute this Agreement by signing any such counterpart.

                   (b) No modification of this Agreement shall be binding unless executed in writing and signed by the parties or their successors.

                   (c) Section headings are not to be considered part of this Agreement, are solely for convenience of reference, and shall not affect the meaning or interpretation of this Agreement or any of its provisions.

        Section 20 Warranties.

                   (a) The RECEIVER warrants and represents that it has authority to enter into this Agreement and that as RECEIVER it has full power and authority to transfer the CLOSED ASSOCIATION's assets and secured, deposit, and Tax Claim liabilities as provided by this Agreement.

                   (b) The ACQUIRING ASSOCIATION warrants and represents that all of the transactions contemplated by this Agreement have been or will be authorized by all necessary corporate action and that it, by its proper officers or agents, has executed this Agreement and shall execute and deliver all instruments, certificates, and other documents that may be necessary or incidental to the performance of this Agreement.

                   (c) These warranties shall survive the execution, performance, and termination of this Agreement.

        Section 21 Continuing Cooperation. The RECEIVER agrees, upon the request of the ACQUIRING ASSOCIATION, to execute and deliver such further instruments and documents of conveyance as shall be necessary or proper to vest in the ACQUIRING ASSOCIATION the RECEIVER's full legal or equitable title to the property transferred to the ACQUIRING ASSOCIATION pursuant to this Agreement.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers or agents.

Date:    DECEMBER 30, 1988                 FEDERAL SAVINGS AND LOAN
                                             INSURANCE CORPORATION
                                           AS RECEIVER FOR UNITED
                                           SAVINGS ASSOCIATION OF TEXAS


Attest: /s/ Wendy Robin ???                By: /s/ ???
        -------------------------              -------------------------
        Assistant Secretary                    Special Representative



Date: DECEMBER 30, 1988                    UNITED SAVINGS ASSOCIATION OF
                                           TEXAS FSB


Attest: /s/ ???                            By: /s/ ???
        -------------------------              -------------------------
        Secretary                          Its: Chairman & CEO